UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 1.02 Termination of a Material Definitive Agreement.

On June 15, 2023, FOMO and Himalaya Technologies, Inc. (“Himalaya”) mutually agreed to unwind and modify the previous sale and purchase of KANAB CORP. and licensing agreement for social media software underlying the business. The parties have agreed to reverse Himalaya’s May 10, 2023 sale of 100% of the shares of KANAB CORP. to FOMO WORLDWIDE, INC. for $17,017 in equal amount of forgiveness of a convertible loan provided to Himalaya Technologies, Inc. on June 28, 2021 and amended on November 9, 2021 and September 1, 2022.

As part of the unwind and modification, the 100,000 Series B shares issued for a license to KANAB CORP.’s social media platform on May 31, 2023 by Himalaya to FOMO will remain validly issued, while the $17,017 loan forgiveness by FOMO to Himalaya for monies previously funded also remains effective (canceled).

As a result, Himalaya Technologies, Inc. will be the 100% owner of KANAB CORP. including its wholly owned cannabis social media site and social media code @ https://www.kanab.club/. The mutual agreement paperwork is included herein as Exhibit 10.1. The transaction is expected to close June 16, 2023.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Himalaya Technologies, Inc. FOMO WORLDWIDE, INC. KANAB CORP. Mutual Unwind and Modification Agreement – June 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: June 15, 2023	By:	/s/ Vikram Grover
Vikram Grover